SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                                    FORM 8-K


                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


      Date of Report (Date of Earliest Event Reported): March 30, 2001




                             IN STORE MEDIA SYSTEMS, INC.
                             15423 East Batavia Drive
                              Aurora, Colorado  80011


                           Commission File No. 000-28515
                      Incorporated in the State of Nevada
                      Federal Identification No. 84-1249735


                            Telephone: (303) 364-6550

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ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS

Effective as of March 30, 2001, the Company acquired the entire outstanding capital stock of The E. Schulze Corporation, a Colorado corporation (the "Schulze Corp."), in exchange for an aggregate of $1,800,000 in cash (the "Cash Amount") and 17,144,196 shares of the Company's common stock, par value $0.001 (the "Company Common Stock"). Under the terms of an Agreement and Plan of Merger dated March 30, 2001, between the Company, the Schulze Corp. and the stockholders of the Schulze Corp., a newly-formed subsidiary of the Company merged with and into the Schulze Corp. in a tax-free reorganization under the Internal Revenue Code. As a result, at the effective time of the merger, the Schulze Corp. became a wholly-owned subsidiary of the Company.

The assets of the Schulze Corp. consist of 20,144,198 shares of Common Stock and rights to a certain patented technology commonly known as the "Canpactor." The stockholders of the Schulze Corp. included certain relatives (the "Stockholder Relatives") of the Company's former President and CEO, Mr. Everett E. Schulze, who passed away in December 2000. Before his death, Mr. Everett Schulze gifted certain shares of the Schulze Corp. to Mr. Donald P. Uhl, the Company's Chief Executive Officer and Chairman, and Mr. Mike Mozer, a director of the Company. Mr. Uhl and Mr. Mozer also received consideration for their stock of the Schulze Corp. in the merger.

At the effective time of the merger, each share of the capital stock of the Schulze Corp. was converted into the right to receive $0.60 or shares of the Company's Common Stock at a specified exchange rate. The parties negotiated the purchase price in an arms length transaction. The shares of Common
Stock issued to the stockholders of the Schulze Corp. in the merger are subject to certain restrictions and conditions on transfer, as specified in the Agreement and Plan of Merger. The Company generated the cash used to pay the Cash Amount through the sale of 3,000,000 new shares of Common Stock (the "New Shares") to certain investors at a price per share of $0.75. The purchasers of the New Shares included Mr. Derrick Bushman, a director of the Company and certain principals and affiliates of Mr. Bushman and the Bushman Group, LLC, a stockholder of the Company.

Mr. Bushman, Mr. Uhl and Mr. Mozer abstained from voting on the above described transactions.


ITEM  7.     FINANCIAL  STATEMENTS  AND  EXHIBITS.

     (a)     Financial Statements of Business Acquired.

             To be provided within sixty (60) days after the date of filing.

     (b)     Pro Forma Financial Information.

             To be provided within sixty (60) days after the date of filing.

     (c)     Exhibits

                  2.1 Agreement and Plan of Merger dated March 30, 2001, by and among In Store Systems, Inc., In Store Acquisition Corp., The E. Schulze Corporation and the stockholders of The E. Schulze Corporation dated March 30, 2000.

                  99.1 Press release announcing the acquisition of The E. Schulze Corporation. To be filed by amendment to this Form 8-K.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                               In Store Media Systems, Inc.

Date: April 16, 2001                           By /s/ Donald P. Uhl
                                               --------------------------------
                                               Donald P. Uhl, President and CEO

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                                INDEX TO EXHIBITS
                                -----------------

The following exhibits are filed with the Current Report on Form 8-K.

Exhibit No.    Description
-----------    -----------

2.1 Agreement and Plan of Merger dated March 30, 2001, by and among In Store Systems, Inc., In Store Acquisition Corp., The
                  E. Schulze Corporation and the stockholders of The E. Schulze Corporation dated March 30, 2000.